Exhibit 99.1

News Release – November 7, 2024
Arcadium Lithium Releases Third Quarter 2024 Results

PHILADELPHIA and PERTH, Australia, November 7, 2024 /PRNewswire/ -- Arcadium Lithium plc (NYSE: ALTM, ASX: LTM, “Arcadium Lithium” or the “Company”) today reported results for the third quarter of 2024.
As a result of its pending acquisition by Rio Tinto, announced on October 9, 2024 (the “Transaction”), and as is customary during such transactions, Arcadium Lithium will not hold an earnings conference call in connection with its third quarter financial results. For the same reason, the Company has withdrawn its operating and financial guidance.
For further detail and discussion of Arcadium Lithium’s results for the third quarter of 2024, please refer to Arcadium Lithium’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which was filed today with the Securities and Exchange Commission (the “SEC”). Arcadium Lithium plans to continue providing quarterly earnings releases and will continue to file reports with the SEC until the Transaction has been completed.
A preliminary proxy statement for the Transaction was filed with the SEC on November 1, 2024.

Third Quarter Highlights
Third quarter revenue was $203.1 million and reported attributable GAAP net income was $16.1 million, or 1 cent per diluted share. Adjusted EBITDA1 was $42.9 million and adjusted earnings per diluted share2 was 1 cent. The decline in Adjusted EBITDA compared to the second quarter was attributable to lower average realized prices and lower volumes, in addition to higher costs.
The Company realized average pricing of $16,200 per product metric ton for combined lithium hydroxide and carbonate volumes in the third quarter, compared to $17,200 in the second quarter. Average realized pricing declined across most lithium products due to weaker market prices and customer and product mix. However, lithium hydroxide pricing was roughly flat quarter over quarter, supported by existing long term commercial agreements.
Third quarter total volumes were 6% lower on an LCE3 basis than the second quarter, with higher spodumene volumes more than offset by lower hydroxide and carbonate volumes. This was largely a result of weaker overall demand in the quarter, as well as a slow production ramp-up of the Olaroz Stage 2 lithium carbonate expansion in Argentina.
1 Reconciliation of Adjusted EBITDA, a non-GAAP measure, to net income attributable to Arcadium Lithium plc, the most directly comparable financial measure presented in accordance with GAAP, is set forth in the reconciliation table accompanying this release.
2 Corresponds to Diluted adjusted after-tax earnings per share in the accompanying financial tables. Reconciliation of Diluted adjusted after-tax earnings per share, a non-GAAP measure, to Diluted earnings per ordinary share (GAAP), the most directly comparable financial measure presented in accordance with GAAP, is set forth in the reconciliation table accompanying this release.
3 Lithium Carbonate Equivalents.

Q3 2024	Revenue (M)	Volume	Unit	Price
Lithium Hydroxide and Lithium Carbonate[4]	$141.60	~8,750[5]	product metric ton	$16,200 / product MT
Butyllithium & Other Lithium Specialties	$39.40	~480	LCE[3]	$82,100 / LCE
Spodumene Concentrate	$22.10	~32,400	dry metric ton	$682 / 5.3% dmt (~$770 SC6 equivalent)

Q3 2024 YTD (9 Months)	Revenue (M)	Volume	Unit	Price
Lithium Hydroxide and Lithium Carbonate[4]	$517.80	~28,850[5]	product metric ton	$18,000 / product MT
Butyllithium & Other Lithium Specialties	$130.20	~1,390	LCE[3]	$93,700 / LCE
Spodumene Concentrate	$70.80	~85,900	dry metric ton	$824 / 5.4% dmt (~$925 SC6 equivalent)

“We continued to deliver strong average realized pricing in a challenging market in the third quarter, supported by our commercial strategy in lithium hydroxide which focuses on long term strategic customers. Our nine-month year-to-date average realized pricing of $18,000/t for combined hydroxide and carbonate demonstrates our ability to achieve higher pricing than market indices in current market conditions,” said Paul Graves, president and chief executive officer of Arcadium Lithium. “We remain focused on cost and operational discipline, executing cost saving initiatives and prudently advancing our expansion projects, prioritizing Sal de Vida and Nemaska Lithium.”

Acquisition by Rio Tinto
On October 9, 2024 a definitive agreement (the “Transaction Agreement”) was announced under which Rio Tinto will acquire Arcadium Lithium in an all-cash transaction for US$5.85 per share. The Transaction represents a premium of 90% to Arcadium’s closing price of $3.08 per share on October 4, 2024 and values Arcadium Lithium’s diluted share capital at approximately $6.7 billion.6
Paul Graves said: “We are confident that this is a compelling cash offer that reflects a full and fair long-term value for our business and de-risks our shareholders’ exposure to the execution of our development portfolio and market volatility. This agreement with Rio Tinto demonstrates the value in what we have built over many years at Arcadium Lithium and its predecessor companies, and we are excited that this transaction will give us the opportunity to accelerate and expand our strategy, for the benefit of our customers, our employees, and the communities in which we operate.”
The Transaction has been unanimously approved by both the Rio Tinto and Arcadium Lithium Boards of Directors. The Transaction, which will be implemented by way of a Jersey scheme of arrangement, is expected to close in mid-2025. Key conditions to closing of the Transaction include approval of Arcadium Lithium shareholders and the Royal Court of Jersey. In addition, the Transaction is subject to receipt of customary regulatory approvals and other closing conditions. However, Arcadium Lithium cannot assure completion of the Transaction by any particular date, if at all or that, if completed, it will be completed on the terms set forth in the Transaction Agreement.
4 Includes 100% of Olaroz in which Arcadium Lithium has current economic interest of 66.5%.
5 Excludes lithium carbonate by-product.
6 Includes conversion of all outstanding convertible senior notes due 2025.

Arcadium Lithium shareholders do not need to take any action at the present time. A majority in number of those Arcadium Lithium shareholders present and voting, and representing at least 75% of the voting rights of all shares voted, will be required to complete the Transaction.
Full details of the terms and conditions of the Transaction are set out in the Transaction Agreement, which may be obtained, free of charge, on the SEC's website (http://www.sec.gov).

Arcadium Lithium Contacts
Investors:
Daniel Rosen +1 215 299 6208
daniel.rosen@arcadiumlithium.com
Phoebe Lee +61 413 557 780
phoebe.lee@arcadiumlithium.com
Media:
Karen Vizental +54 9 114 414 4702
karen.vizental@arcadiumlithium.com

Supplemental Information
In this press release, Arcadium Lithium uses the financial measures Adjusted EBITDA and Diluted adjusted after-tax earnings per share. These terms are not calculated in accordance with generally accepted accounting principles (GAAP). Definitions of these terms, as well as a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP, are provided on our website: ir.arcadiumlithium.com and elsewhere in this press release or the financial tables that accompany this press release.

About Arcadium Lithium
Arcadium Lithium is a leading global lithium chemicals producer committed to safely and responsibly harnessing the power of lithium to improve people’s lives and accelerate the transition to a clean energy future. We collaborate with our customers to drive innovation and power a more sustainable world in which lithium enables exciting possibilities for renewable energy, electric transportation and modern life. Arcadium Lithium is vertically integrated, with industry-leading capabilities across lithium extraction processes, including hard-rock mining, conventional brine extraction and direct lithium extraction (DLE), and in lithium chemicals manufacturing for high performance applications. We have operations around the world, with facilities and projects in Argentina, Australia, Canada, China, Japan, the United Kingdom and the United States. For more information, please visit us at www.ArcadiumLithium.com.

Additional Information and Where to Find It
In connection with the Transaction, Arcadium Lithium has filed with the SEC a preliminary proxy statement on Schedule 14A. This press release is not a substitute for the proxy statement or any other document that Arcadium Lithium may file with the SEC and send to its shareholders in connection with the Transaction. Before making any voting decision, Arcadium Lithium’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the proxy statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about Arcadium Lithium and the Transaction.

Arcadium Lithium’s shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Arcadium Lithium, free of charge, at the SEC’s website (www.sec.gov). Copies of the proxy statement and other documents filed by Arcadium Lithium with the SEC may be obtained, without charge, by contacting Arcadium Lithium through its website at https://ir.arcadiumlithium.com/.

Participants in the Solicitation
Arcadium Lithium, its directors, executive officers and other persons related to Arcadium Lithium may be deemed to be participants in the solicitation of proxies from Arcadium Lithium’s shareholders in connection with the Transaction. Information about the directors and executive officers of Arcadium Lithium and their ownership of ordinary shares of Arcadium Lithium is set forth in the sections entitled “Directors, Executive Officers And Corporate Governance” and “Security Ownership Of Certain Beneficial Owners And Management And Related Stockholder Matters” in Arcadium Lithium’s annual report on Form 10-K, as amended, for the fiscal year ended December 31, 2023, which was filed with the SEC on February 29, 2024 and amended on April 1, 2024 and April 29, 2024, and is set forth in the sections entitled “Board of Directors” and “Security Ownership of Arcadium Lithium plc” in its proxy statement for its 2024 annual meeting of shareholders, which was filed with the SEC on June 7, 2024. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is included in the preliminary proxy statement and will be included in the proxy statement and other relevant materials to be filed with the SEC in connection with the Transaction when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Important Information and Legal Disclaimer:
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, we have identified forward-looking statements by such words or phrases as "will likely result," "is confident that," "expect," "expects," "should," "could," "may," "will continue to," "believe," "believes," "anticipates," "predicts," "forecasts," "estimates," "projects," "potential," "intends" or similar expressions identifying "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for Arcadium Lithium based on currently available information. There are important factors that could cause Arcadium Lithium's actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the completion of the Transaction on anticipated terms and timing, including obtaining required shareholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; potential litigation relating to the Transaction that could be instituted by or against Arcadium Lithium or its affiliates, directors or officers, including the effects of any outcomes related thereto; the risk that disruptions from the Transaction will harm Arcadium Lithium’s business, including current plans and operations; the ability of Arcadium Lithium to retain and hire key personnel; potential adverse reactions or changes to business or governmental relationships resulting from the announcement or completion of the Transaction; certain restrictions during the pendency of the Transaction that may impact Arcadium Lithium’s ability to pursue certain business opportunities or strategic transactions; significant transaction costs associated with the Transaction; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring Arcadium Lithium to pay a termination fee or other expenses; competitive responses to the Transaction; the supply and demand in the market for our products as well as pricing for lithium and high-performance lithium compounds; our ability to realize the anticipated benefits of the integration of the businesses of Livent and Allkem or of any future acquisitions; our ability to acquire or develop additional reserves that are economically viable; the existence, availability and profitability of mineral resources and mineral and ore reserves; the success of our production expansion efforts, research and development efforts and the development of our facilities; our ability to retain existing customers; the competition that we face in our business; the development and adoption of new battery technologies; additional funding or capital that may be required for our operations and expansion plans; political, financial and operational risks that our lithium extraction and production operations, particularly in Argentina, expose us to; physical and other risks that our operations and suppliers are subject to; our ability to satisfy customer qualification processes or customer or government quality standards; global economic conditions, including inflation, fluctuations in the price of energy and certain raw materials; the ability of our joint ventures, affiliated entities and contract manufacturers to operate according to their business plans and to fulfill their obligations; severe weather events and the effects of climate change; extensive and dynamic environmental and other laws and regulations; our ability to obtain and comply with required licenses, permits and other approvals; and other factors described under the caption entitled "Risk Factors" in Arcadium Lithium's 2023 Form 10-K filed with the SEC on February 29, 2024, as well as Arcadium Lithium's other SEC filings and public communications. Although Arcadium Lithium believes the expectations reflected in the forward-looking statements are reasonable, Arcadium Lithium cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Arcadium Lithium nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Arcadium Lithium is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.

ARCADIUM LITHIUM PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023 (1)	2024	2023 (1)
Revenue	$203.1	$211.4	$718.8	$700.7
Costs of sales	146.9	83.6	475.8	258.4
Gross margin	56.2	127.8	243.0	442.3
Impairment charges	51.7	—	51.7	—
Selling, general and administrative expenses	39.7	13.2	95.1	47.1
Research and development expenses	1.2	1.3	3.8	3.3
Restructuring and other charges	9.7	8.7	111.4	35.0
Total costs and expenses	249.2	106.8	737.8	343.8
(Loss)/income from operations before equity in net loss of unconsolidated affiliate, interest expense/(income), net, loss on debt extinguishment and other (gains)/losses	(46.1)	104.6	(19.0)	356.9
Equity in net loss of unconsolidated affiliate	5.9	6.7	5.9	22.0
Interest expense/(income), net	1.5	—	(18.8)	—
Loss on debt extinguishment	—	—	1.1	—
Other (gains)/losses	(44.8)	1.2	(202.0)	(5.3)
(Loss)/income from operations before income taxes	(8.7)	96.7	194.8	340.2
Income tax (benefit)/expense	(33.4)	9.3	55.7	47.8
Net income	$24.7	$87.4	$139.1	$292.4
Net income attributable to noncontrolling interests	8.6	—	21.7	—
Net income attributable to Arcadium Lithium plc	$16.1	$87.4	$117.4	$292.4
Basic earnings per ordinary share	$0.01	$0.20	$0.11	$0.68
Diluted earnings per ordinary share	$0.01	$0.17	$0.10	$0.58
Weighted average ordinary shares outstanding - basic	1,075.1	432.4	1,067.8	432.3
Weighted average ordinary shares outstanding - diluted	1,143.6	503.6	1,136.4	503.5
_______________________
1.For the three and nine months ended September 30, 2023, basic and diluted earnings per ordinary share and weighted average ordinary shares outstanding - basic and diluted amounts represent predecessor Livent and have been adjusted to reflect the 2.406 Exchange Ratio. Represents the results of predecessor Livent’s operations for three and nine months ended September 30, 2023 which do not include the operations of Allkem.
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ARCADIUM LITHIUM PLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO ARCADIUM LITHIUM PLC (GAAP) TO ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in Millions)	2024	2023 (1)	2024	2023 (1)
Net income attributable to Arcadium Lithium plc	$16.1	$87.4	$117.4	$292.4
Add back:
Net income attributable to noncontrolling interests	8.6	—	21.7	—
Interest expense/(income), net	1.5	—	(18.8)	—
Income tax (benefit)/expense	(33.4)	9.3	55.7	47.8
Depreciation and amortization	26.3	7.7	67.8	21.5
EBITDA (Non-GAAP) (2)	19.1	104.4	243.8	361.7
Add back:
Argentina remeasurement (gains)/losses (a)	(30.1)	11.6	(126.3)	20.5
Impairment charges (b)	51.7	—	51.7	—
Restructuring and other charges (c)	9.7	8.7	111.4	35.0
Loss on debt extinguishment (d)	—	—	1.1	—
Inventory step-up, Allkem Livent Merger (e)	0.5	—	21.0	—
Other losses/(gains) (f)	1.0	5.0	(6.4)	15.8
Subtract:
Blue Chip Swap gain (g)	(8.7)	(10.0)	(45.2)	(21.4)
Argentina interest income (h)	(0.3)	—	(0.3)	—
Adjusted EBITDA (Non-GAAP) (2)	$42.9	$119.7	$250.8	$411.6
__________________
1.Represents the results of predecessor Livent’s operations for three and nine months ended September 30, 2023 which do not include the operations of Allkem.
2.We evaluate operating performance using certain Non-GAAP measures such as EBITDA, which we define as net income attributable to Arcadium Lithium plc plus noncontrolling interests, interest expense/(income), net, income tax (benefit)/expense and depreciation and amortization; and Adjusted EBITDA, which we define as EBITDA adjusted for Argentina remeasurement (gains)/losses, impairment charges, restructuring and other charges, Merger-related inventory step-up, certain Blue Chip Swap gains and other losses/(gains). Management believes the use of these Non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The Non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. This measure should not be considered as a substitute for net income or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net income.
a.Represents impact of currency fluctuations primarily on deferred income tax assets and liabilities. Also includes impact of currency fluctuations on other tax assets and liabilities and on long-term monetary assets associated with our capital expansion as well as foreign currency devaluations. The remeasurement (gains)/losses are included within Other (gains)/losses in our condensed consolidated statements of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.In the third quarter of 2024, the Company's plan to place its Mt Cattlin spodumene operation in Western Australia into care and maintenance resulted in a non-cash charge of $51.7 million for the three and nine months ended September 30, 2024, and was recorded to Impairment charges in the condensed consolidated statement of operations. The impairment charges are excluded from our calculation of Adjusted EBITDA because the charges are nonrecurring.
c.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. The three months ended September 30, 2024 and 2023 include costs related to the combination of Livent and Allkem in a stock-for-stock transaction (the "Allkem Livent Merger") of $12.2 million and $13.6 million, respectively. The nine months ended September 30, 2024 and 2023 include costs related to the Allkem Livent Merger of $99.0 million and $32.3 million, respectively. The nine months ended September 30, 2024 and 2023 include severance-related costs of $14.7 million and $2.4 million, respectively.
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d.The nine months ended September 30, 2024 includes a $0.9 million prepayment fee incurred when the Sal de Vida Project Financing Facility was repaid in its entirety by SDJ on May 30, 2024 and $0.2 million for the partial write-off of deferred financing costs for amendments to the Revolving Credit Facility. The debt extinguishment losses are excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
e.Relates to the step-up in inventory recorded for Allkem Livent Merger for the nine months ended September 30, 2024 as a result of purchase accounting, excluded from Adjusted EBITDA as the step-up is considered a one-time, non-recurring cost.
f.The three and nine months ended September 30, 2024 primarily represents foreign currency remeasurement gains related to U.S. dollar-denominated cash balances temporarily held at a foreign currency-functional subsidiary. The three and nine months ended September 30, 2023, prior to consolidation of Nemaska Lithium Inc. ("NLI") on October 18, 2023, represents our 50% ownership interest in costs incurred for certain project-related costs to align NLI's reported results with Arcadium's capitalization policies and interest expense incurred by NLI, all included in Equity in net loss of unconsolidated affiliate in our condensed consolidated statements of operations. The Company consolidates NLI on a one-quarter lag basis and prior to October 18, 2023, accounted for its equity method investment in NLI on a one-quarter lag basis.
g.Represents non-recurring gain from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds due to the divergence of Argentina's Blue Chip Swap market exchange rate from the official rate.
h.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.

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RECONCILIATION OF NET INCOME ATTRIBUTABLE TO ARCADIUM LITHIUM PLC (GAAP) TO
ADJUSTED AFTER-TAX EARNINGS (NON-GAAP)
(Unaudited)

(in Millions, Except Per Share Data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023 (1)	2024	2023 (1)
Net income attributable to Arcadium Lithium plc	$16.1	$87.4	$117.4	$292.4
Add back:
Net income attributable to noncontrolling interests	8.6	—	21.7	—
Special charges:
Argentina remeasurement (gains)/losses (a)	(30.1)	11.6	(126.3)	20.5
Impairment charges (b)	51.7	—	51.7	—
Restructuring and other charges (c)	9.7	8.7	111.4	35.0
Loss on debt extinguishment (d)	—	—	1.1	—
Inventory step-up, Allkem Livent Merger (e)	0.5	—	21.0	—
Other losses/(gains) (f)	1.0	5.0	(6.4)	15.8
Blue Chip Swap gain (g)	(8.7)	(10.0)	(45.2)	(21.4)
Argentina interest income (h)	(0.3)	—	(0.3)	—
Non-GAAP tax adjustments (i)	(34.7)	(10.8)	3.6	(17.1)
Adjusted after-tax earnings (Non-GAAP) (2)	$13.8	$91.9	$149.7	$325.2

Diluted earnings per ordinary share (GAAP)	$0.01	$0.17	$0.10	$0.58
Special charges per diluted share, before tax:
Argentina remeasurement (gains)/losses, per diluted share	(0.02)	0.02	(0.10)	0.04
Impairment charges, per diluted share	0.05	—	0.05	—
Restructuring and other charges, per diluted share	0.01	0.02	0.11	0.07
Inventory step-up, Allkem Livent Merger, per diluted share	—	—	0.02	—
Other losses/(gains), per diluted share	—	0.01	(0.01)	0.03
Blue Chip Swap gain, per diluted share	(0.01)	(0.02)	(0.04)	(0.04)
Non-GAAP tax adjustments, per diluted share	(0.03)	(0.02)	—	(0.03)
Diluted adjusted after-tax earnings per share (Non-GAAP) (2)	$0.01	$0.18	$0.13	$0.65
Weighted average ordinary shares outstanding - diluted (Non-GAAP) used in diluted adjusted after-tax earnings per share computations	1,143.6	503.6	1,136.4	503.5
___________________
1.For the three and nine months ended September 30, 2023, diluted earnings per ordinary share (GAAP), weighted average ordinary shares outstanding - diluted (Non-GAAP) and all per diluted share amounts represent predecessor Livent and have been adjusted to reflect the 2.406 Exchange Ratio. Represents the results of predecessor Livent’s operations for three and nine months ended September 30, 2023 which do not include the operations of Allkem.
2.The Company believes that the Non-GAAP financial measures Adjusted after-tax earnings and Diluted adjusted after-tax earnings per share provide useful information about the Company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of, nonrecurring charges/(income) and tax-related adjustments. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. Diluted adjusted after-tax earnings per share (Non-GAAP) is calculated using weighted average common shares outstanding - diluted.
a.Represents impact of currency fluctuations primarily on deferred income tax assets and liabilities. Also includes impact of currency fluctuations on other tax assets and liabilities and on long-term monetary assets associated with our capital expansion as well as foreign currency devaluations. The remeasurement (gains)/losses are included within Other (gains)/losses in our condensed consolidated statements of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.In the third quarter of 2024, the Company's plan to place its Mt Cattlin spodumene operation in Western Australia into care and maintenance resulted in a non-cash charge of $51.7 million for the three and nine months ended September 30, 2024, and was recorded
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to Impairment charges in the condensed consolidated statement of operations. The impairment charges are excluded from our calculation of Adjusted EBITDA because the charges are nonrecurring.
c.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. The three months ended September 30, 2024 and 2023 include costs related to the Allkem Livent Merger of $12.2 million and $13.6 million, respectively. The nine months ended September 30, 2024 and 2023 include costs related to the Allkem Livent Merger of $99.0 million and $32.3 million, respectively. The nine months ended September 30, 2024 and 2023 include severance-related costs of $14.7 million and $2.4 million, respectively.
d.The nine months ended September 30, 2024 includes a $0.9 million prepayment fee incurred when the Sal de Vida Project Financing Facility was repaid in its entirety by SDJ on May 30, 2024 and $0.2 million for the partial write-off of deferred financing costs for amendments to the Revolving Credit Facility. The debt extinguishment losses are excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
e.Relates to the step-up in inventory recorded for Allkem Livent Merger for the nine months ended September 30, 2024 as a result of purchase accounting, excluded from Adjusted EBITDA as the step-up is considered a one-time, non-recurring cost.
f.The three and nine months ended September 30, 2024 primarily represents foreign currency remeasurement gains related to U.S. dollar-denominated cash balances temporarily held at a foreign currency-functional subsidiary. The three and nine months ended September 30, 2023, prior to consolidation of Nemaska Lithium Inc. ("NLI") on October 18, 2023, represents our 50% ownership interest in costs incurred for certain project-related costs to align NLI's reported results with Arcadium's capitalization policies and interest expense incurred by NLI, all included in Equity in net loss of unconsolidated affiliate in our condensed consolidated statements of operations. The Company consolidates NLI on a one-quarter lag basis and prior to October 18, 2023, accounted for its equity method investment in NLI on a one-quarter lag basis.
g.Represents non-recurring gain from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds due to the divergence of Argentina's Blue Chip Swap market exchange rate from the official rate.
h.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.
i.The company excludes the GAAP tax provision, including discrete items, from the Non-GAAP measure Diluted adjusted after-tax earnings per share, and instead includes a Non-GAAP tax provision based upon the annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the company's operational performance. The income tax expense/(benefit) on special charges/(income) is determined using the applicable rates in the taxing jurisdictions in which the special charge or income occurred and includes both current and deferred income tax expense/(benefit) based on the nature of the Non-GAAP performance measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in Millions)	2024	2023	2024	2023
Non-GAAP tax adjustments:
Income tax benefit on restructuring and other charges and other corporate costs	$(3.5)	$(0.8)	$(26.9)	$(3.6)
Revisions to our tax liabilities due to finalization of prior year tax returns	(5.3)	(0.3)	(4.1)	(0.4)
Foreign currency remeasurement (net of valuation allowance) and other discrete items	(9.5)	(12.0)	38.4	(15.1)
Blue Chip Swap gain	1.3	1.0	10.5	2.2
Tax effect of impairment charges	(15.5)	—	(15.5)	—
Other discrete items	(2.2)	1.3	1.2	(0.2)
Total Non-GAAP tax adjustments	$(34.7)	$(10.8)	$3.6	$(17.1)

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RECONCILIATION OF CASH (USED IN)/PROVIDED BY OPERATING ACTIVITIES (GAAP) TO
ADJUSTED CASH PROVIDED BY OPERATIONS (NON-GAAP)
(Unaudited)

	Nine Months Ended September 30,
(in Millions)	2024	2023 (1)
Cash (used in)/provided by operating activities (GAAP)	$(158.9)	$261.8
Restructuring and other charges	162.0	12.2
Argentina interest income	(1.1)	—
Adjusted cash provided by operations (Non-GAAP) (2)	$2.0	$274.0
___________________
1.Represents the results of predecessor Livent’s operations for nine months ended September 30, 2023 which do not include the operations of Allkem.
2.The Company believes that the Non-GAAP financial measure Adjusted cash provided by operations provides useful information about the Company’s cash flows to investors and securities analysts. Adjusted cash provided by operations excludes the effects of transaction-related cash flows. The Company also believes that excluding the effects of these items from cash (used in)/provided by operating activities allows management and investors to compare more easily the cash flows from period to period.

RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(in Millions)	September 30, 2024	December 31, 2023 (1)
Long-term debt (including current maturities) (GAAP) (a)	$724.4	$302.0
Less: Cash and cash equivalents (GAAP)	(137.9)	(237.6)
Net debt (Non-GAAP) (2)	$586.5	$64.4
___________________
1.Represents the financial position of predecessor Livent as of December 31, 2023, which does not include the financial position of Allkem.
2.The Company believes that the Non-GAAP financial measure Net debt provides useful information about the Company’s cash flows and liquidity to investors and securities analysts.
a.Presented net of unamortized discounts of $64.9 million and $22.2 million as of September 30, 2024 and December 31, 2023, respectively.

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RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP) TO ADJUSTED CASH AND DEPOSITS (NON-GAAP)

The following table provides a reconciliation of Arcadium Lithium's Cash and cash equivalents (GAAP) to Adjusted cash and deposits (Non-GAAP), on an unaudited basis for illustrative purposes. We define Adjusted cash and deposits (Non-GAAP) as Cash and cash equivalents, plus restricted cash in Other non-current assets, less Nemaska Lithium Cash and cash equivalents consolidated by Arcadium on a one-quarter lag, plus Nemaska Lithium Cash and cash equivalents not on a one-quarter lag. Our management believes that this measure provides useful information about the Company's balances and liquidity to investors and securities analysts. Such measure may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating Adjusted cash and deposits. These measures should not be considered as a substitute for Cash and cash equivalents or other measures of liquidity reported in accordance with U.S. GAAP.

	September 30, 2024	December 31, 2023 (1)
(in Millions)	(unaudited) (1)
Arcadium Lithium Cash and cash equivalents (GAAP)	$137.9	$237.6
Allkem Cash and cash equivalents	—	681.4
Add:
Restricted cash in Other non-current assets:
Project Loan Facility guarantee - Stage 2 of Olaroz Plant (SDJ)	18.1	24.6
Project Financing Facility guarantee - Sal de Vida (SDV) (2)	—	32.5
Other	5.2	5.0
Less:
Nemaska Lithium Cash and cash equivalents as of June 30, 2024 and October 18, 2023, respectively, consolidated by Arcadium on a one-quarter lag	(42.0)	(133.5)
Arcadium Lithium, excluding Nemaska Lithium	119.2	847.6
Nemaska Lithium Cash and cash equivalents not on a one-quarter lag (3)	12.2	44.2
Adjusted cash and deposits (Non-GAAP) (4)	$131.4	$891.8
_________________
1.This unaudited information of the combined company as of December 31, 2023 is for illustrative purposes and was derived from the historical consolidated financial information of Livent, Allkem and Nemaska Lithium.
2.On May 30, 2024, SDV paid the outstanding principal balance of $47.0 million, a prepayment fee of $0.9 million and accrued interest and commitment fees of $1.3 million to repay the Project Financing Facility in its entirety.
3.The presentation reflects NLI's actual balance at that date, not on a one-quarter lag. This differs from Nemaska Lithium cash and cash equivalents included in Arcadium Lithium's condensed consolidated balance sheet as of September 30, 2024 of $42 million, representing NLI's balance as of June 30, 2024 as we consolidate NLI on a one-quarter lag. In the third quarter of 2024, the Company contributed cash of $43.9 million to Nemaska Lithium which, due to one-quarter lag reporting, is not yet recorded in our consolidation of Nemaska. The balance is recorded to Other assets - noncurrent because the cash is expected to be used by Nemaska primarily for capital expenditures. IQ contemporaneously made an equal contribution in the third quarter of 2024 which, due to one-quarter lag reporting, is not recorded in our consolidation of Nemaska. On March 28, 2024, Nemaska Lithium received cash of $150 million related to a second advance payment in connection with a customer supply agreement repayable in equal quarterly installments beginning in January 2027 and ending in October 2031.
4.$124.6 million and $176.9 million is required to be reserved or restricted at September 30, 2024 and December 31, 2023, respectively, to provide collateral or cash backing for guarantees primarily on Allkem debt facilities, including $23.3 million and $62.1 million at September 30, 2024 and December 31, 2023, respectively, in Other non-current assets in our condensed consolidated balance sheet.
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ARCADIUM LITHIUM PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in Millions)	September 30, 2024	December 31, 2023 (1)
Cash and cash equivalents	$137.9	$237.6
Trade receivables, net of allowance of approximately $0.1 in 2024 and $0.3 in 2023	90.2	106.7
Inventories	389.6	217.5
Other current assets	247.9	86.4
Total current assets	865.6	648.2
Investments	40.0	34.8
Property, plant and equipment, net of accumulated depreciation of $345.5 in 2024 and $269.1 in 2023	7,249.2	2,237.1
Right of use assets - operating leases, net	54.8	6.8
Goodwill	1,293.2	120.7
Other intangibles, net	64.2	53.4
Deferred income taxes	48.2	1.4
Other assets	389.4	127.7
Total assets	$10,004.6	$3,230.1

Total current liabilities	735.3	268.6
Long-term debt	436.0	299.6
Contract liabilities - long-term	251.2	217.8
Other long-term liabilities	1,448.2	160.3
Total Arcadium Lithium plc shareholders’ equity	6,296.1	1,784.2
Noncontrolling interests	837.8	499.6
Total liabilities and equity	$10,004.6	$3,230.1
___________________
1.Represents the financial position of predecessor Livent as of December 31, 2023, which does not include the financial position of Allkem.
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ARCADIUM LITHIUM PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(in Millions)	2024	2023 (1)
Cash (used in)/provided by operating activities	$(158.9)	$261.8
Cash used in investing activities	(129.8)	(315.5)
Cash provided by/(used in) financing activities	203.1	(21.5)
Effect of exchange rate changes on cash	(14.1)	(1.2)
Decrease in cash and cash equivalents	(99.7)	(76.4)
Cash and cash equivalents, beginning of period	237.6	189.0
Cash and cash equivalents, end of period	$137.9	$112.6
___________________
1.Represents the results of predecessor Livent’s operations for nine months ended September 30, 2023 which do not include the operations of Allkem.

ARCADIUM LITHIUM PLC
LONG-TERM DEBT
(Unaudited)

	Interest Rate Percentage			Maturity Date	September 30, 2024	December 31, 2023 (1)
(in Millions)	SOFR borrowings	Base rate borrowings
Revolving Credit Facility	6.70%	8.75%		2027	$99.0	$—
4.125% Convertible Senior Notes due 2025			4.125%	2025	245.8	245.8
Transaction costs - 2025 Notes					(1.2)	(2.4)
Nemaska - Prepayment agreement - tranche 1 (2)			8.9%		75.0	75.0
Discount - Prepayment agreement					(16.2)	(19.8)
Nemaska - Prepayment agreement - tranche 2 (2)			9.4%		150.0	—
Discount - Prepayment agreement					(47.5)	—
Nemaska - Other					0.5	3.4
Debt assumed in Allkem Livent Merger (3)
Project Loan Facility - Stage 2 of Olaroz Plant			2.61%	2029	135.0	—
Affiliate Loans with TTC			15.29%	2030	81.5	—
Affiliate Loan with TLP			10.34%	2026	2.5	—
Total debt assumed in Allkem Livent Merger					219.0	—
Subtotal long-term debt (including current maturities)					724.4	302.0
Less current maturities					(288.4)	(2.4)
Total long-term debt					$436.0	$299.6
________________________
1.Represents the financial position of predecessor Livent as of December 31, 2023, which does not include the financial position of Allkem.
2.Represents advance payments in connection with customer supply agreement which do not have a contractual interest rate or bear any actual interest and are repayable in equal quarterly installments beginning in January 2027 and ending in October 2031. Represents U.S. GAAP imputed interest rate.
3.On September 10, 2024, SDJ paid the outstanding principal balance of $9.1 million to repay Stage 1 of the Olaroz Plan Project Loan Facility in its entirety. On May 30, 2024, SDV paid the outstanding principal balance of $47.0 million, a prepayment fee of $0.9 million and accrued interest and commitment fees of $1.3 million to repay the Project Financing Facility in its entirety.
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